Exhibit 10.1

AMENDMENT TO THE
EQUITY RESIDENTIAL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Premises

a. Equity Residential (the “Company”) maintains the Equity Residential Supplemental Executive Retirement Plan (the “Plan”).

b. Section 10 of the Plan provides that the Company may amend the Plan at any time.

c. The Company wishes to amend the Plan to simplify the structure for payment to beneficiaries when a Participant dies without a valid beneficiary designation.

Amendment

NOW, THEREFORE, the Company hereby amends the Plan as follows:

Effective immediately upon execution of this amendment, Section 7.3(b) shall be amended in its entirety to read as follows:

(b) A Participant may designate a beneficiary by notifying the Plan Administrator in writing, at any time before Participant's death, on a form prescribed by the Plan Administrator for that purpose. A Participant may revoke any beneficiary designation or designate a new beneficiary at any time without the consent of a beneficiary or any other person. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if no spouse survives the Participant, payment shall be made in a single payment to the Participant's estate.

Dated this _1st_ day of _October_, 2022.

/s/ Catherine M. Carraway

Catherine Carraway

Executive Vice President & CHRO

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